EXHIBIT 5.1

July 27, 2012

Accelr8 Technology Corporation

7000 North Broadway, Building 3-307

Denver, Colorado 80221

Attn: Lawrence Mehren

Re:	Registration Statement on Form S-8

Accelr8 Technology Corporation, Common Stock, no par value

Ladies and Gentlemen:

We have acted as counsel to Accelr8 Technology Corporation, a Colorado corporation (the “Company”), in connection with the registration with the Securities and Exchange Commission (the “Commission”) on Form S-8 of 5,500,000 shares of the Company’s common stock, no par value (the “Shares”), which may be issued pursuant to the Company’s 2004 Omnibus Stock Option Plan, as amended (the “Plan”). In connection with this registration, we have reviewed the proceedings of the board of directors of the Company relating to the approval of the Plan and the registration and the issuance of the Shares, the Company’s Articles of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in appropriate sections of the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Snell & Wilmer L.L.P.